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                                                  FILED PURSUANT TO RULE 424(B)3
                                            REGISTRATION STATEMENT NO. 333-18489


   SUPPLEMENT DATED DECEMBER 30, 1997 TO PROSPECTUS DATED APRIL 15, 1997 OF
                   NEXAR TECHNOLOGIES, INC. (THE "COMPANY")
             AS SUPPLEMENTED BY SUPPLEMENT DATED NOVEMBER 20, 1997


     On December 29, 1997, the Company engaged BDO Seidman, LLP as the Company's independent certified accountants.